EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Creative Medical Technology Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Timothy Warbington, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ended September 30, 2022, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2022 fairly presents, in all material respects, the financial condition and results of operations of Creative Medical Technology Holdings, Inc

Date: November 10, 2022	By:	/s/ Timothy Warbington
Timothy Warbington
Chief Executive Officer
(Principal Executive Officer)